SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement        [ ] Confidential, for use of the
                                                 Commission Only (as permitted
[X] Definitive Information Statement             by Rule 14a-6(e)(2))

                            MEXCO ENERGY CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     (3)  Filing party:
          ----------------------------------------------------------------------

     (4)  Date filed:
          ----------------------------------------------------------------------

                            MEXCO ENERGY CORPORATION
                                   Suite 1101
                               214 W. Texas 79701
                              Midland, Texas 79701
                                 (915) 682-1119
                               (915 682-1123 (FAX)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held September 27, 2001


TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 10:00 A.M. Central Standard Time on September 27, 2001, for the following purposes:

1.   To elect six directors of the Company.

2.   To ratify the selection of auditors for the Company.

3.   To transact such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on August 14, 2001 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 17th day of August 2001.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            DONNA GAIL YANKO, SECRETARY

                            MEXCO ENERGY CORPORATION
                              INFORMATION STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                            MEXCO ENERGY CORPORATION

                          To be held September 27, 2001

     This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at Petroleum Club of Midland, 500 West Wall, Midland, Texas 79701, at 10:00 A.M., Central Standard Time.

     The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 2001, and the Information Statement were mailed to stockholders on or about August 17, 2001.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY.


                                VOTING SECURITIES

     The close of business as of August 14, 2001 (the "Record Date") has been fixed as the date of record for the determination of stockholders entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 1,610,133 shares of common stock of the Company (the "Common Stock") outstanding. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record on the Record Date.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth information, as of July 5, 2001 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                         Number of Shares       Percent
                                         of Common Stock          of
                                      Beneficially Owned (1)     Class
                                      ----------------------     -----
Howard E. Cox, Jr                           194,000              12.05
Thomas R. Craddick                           12,500               0.77
Linda J. Crass                               16,500               1.02
William G. Duncan, Jr. (5)                    3,000               0.19
Thomas Graham, Jr                            92,400               5.69
Jack D. Ladd (5)                              4,368               0.27
Nicholas C. Taylor (5)(2)                   843,328 (3)          52.30
Donna Gail Yanko                             26,902 (4)           1.65
Officers and directors as a group
  (7 persons)                               998,998              59.73

(1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of July 5, 2001, pursuant to options to purchase such Common Stock (Mr. Craddick, 7,500; Ms. Crass, 15,000; Mr. Duncan, 2,500; Mr. Graham, 15,000; Mr. Ladd,
     2,500; Mr. Taylor, 2,500 and Ms. Yanko, 15,000).
(2) Mr. Taylor disclaims any beneficial ownership of common stock of the Company owned by his two adult children, Nicholas Van Campen Taylor and Katherine Camilla Taylor, who each own 46,000 shares of the common stock of the Company.
(3) Of these shares, Christie Hardin Van Vraanken Taylor, an adult who resides in the home of her father, Mr. Taylor, owns 31,000 shares.
(4) Of these shares, Ms. Yanko's spouse owns 658 shares and the right to acquire 2,500 shares pursuant to options to purchase such Common Stock.
(5)  Denotes a non-employee Director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, (collectively "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Ownership of and transactions in Company stock, by executive officers, directors and beneficial owners of more than 10% of the Company's common stock, require reporting to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that during the fiscal year ended March 31, 2001 all such reports were timely filed, with the exception of the divestiture by Catherine B. Taylor of substantially all of her holdings in the Company's common stock.

                                    DIRECTORS

     At the Annual Meeting to be held on September 27, 2001, six persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the six directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.
                       NOMINEES FOR ELECTION AS DIRECTORS
                                                                     Director
                                                                      of the
Name                   Age   Position with the Company            Company Since
---------------------  ---   -----------------------------------  --------------
Thomas R. Craddick      57   Director                                   1998
William G. Duncan, Jr   58   Director                                   1994
Thomas Graham, Jr       67   Director and Chairman of the Board         1997
                             Director                               1990 to 1994
Jack D. Ladd            51   Director                                   1998
Nicholas C. Taylor      63   President and Director                     1983
Donna Gail Yanko        57   Vice President, Secretary, Director        1990


     THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as State
Representative for the State of Texas. Throughout his tenure of the past 18 sessions of the Legislature, Representative Craddick has served on various committees and conferences, most recently serving on the State Affairs Committee and the House Ways and Means Committee. For more than the past seven years Mr. Craddick has been sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

     WILLIAM G. DUNCAN, JR., in November 2000, co-founded First Bankers Trust Company, currently serving as Executive Trust Officer of the new company. He previously held several positions, including President, with Southeastern Financial Services, Louisville, Kentucky since 1991, and served as Chairman of the Board of Kentucky Home Trust Co., both companies purchased in March 2000 by National Guardian Life Insurance, Madison, Wisconsin. Mr. Duncan has been a
Director of the Company since 1994 and is a member of the compensation committee.

     THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From 1994 through May 1997, Mr. Graham served as a United States Ambassador. For more than ten years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. Since July 1997, he has served as President of the Lawyers Alliance for World Security, and as a board member and subsequently Vice Chairman of Thorium Power Inc. In 2000, Ambassador Graham assumed the Presidency of a wholly owned subsidiary of Thorium Power Inc., Thorium Power Technologies, and was selected as Chairman of the United States Committee for the National Laboratories.

     JACK D. LADD was elected to the Board of Director of the Company in March 1998 and is a member of the compensation committee. For 25 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc, Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources Inc., a company which invests in oil and gas minerals and royalties.

     NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas and served for four years as Chairman of the three member State Securities Board through January 2001.

     DONNA GAIL YANKO worked as part-time Administrative Assistant to the Chief Executive Officer and as Assistant Secretary of the Company until June 1992 when she was appointed Corporate Secretary. Mrs. Yanko was appointed to the position of Vice President and elected to the Board of Directors in 1990.

     During the year ended March 31, 2001, the Board of Directors met at nine regularly scheduled Board meetings and three compensation committee meetings. The Compensation Committee currently consists of Messrs. Duncan, Ladd and Taylor, all of whom are non-employee directors. The Board of Directors does not have a standing audit or nominating committee or any committees performing similar functions. Board members perform these functions. Management has presented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of American. The Company's independent accountants have provided to the Board the written independence disclosures required by Independence Standards Board Standard No. 1. Based on communications with management and the independent accountants, and the report of the independent accountants, the Board included the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 filed with the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns working interests in and serves as the operator of properties in which the President of the Company also owns a working interest. The Company operates these wells on a contract basis charging the same administrative overhead fees as the previous operator. The billings for lease operating expenses related to these properties totaled approximately $37,884 for the year ended March 31, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2001.

                           Summary Compensation Table
                                                                                     Securities                All
         Name and                                                                    Underlying               Other
    Principal Position                  Year         Salary          Bonus             Options            Compensation
   --------------------                 ----       -----------     ----------        ----------           ------------
   Nicholas C. Taylor                   2001       $      -        $     -                 -               $      900
     President & CEO                    2000       $      -        $     -               10,000            $    1,100
                                        1999       $      -        $     -                 -               $    1,200
   Donna Gail Yanko                     2001       $     9,300     $    4,599            10,000            $     -
     Vice President &                   2000       $     9,100     $    2,051            10,000            $      200
     Secretary                          1999       $     8,100     $    3,969            20,000            $    1,200
   Linda J. Crass                       2001       $    75,600     $    6,599            10,000            $     -
     Treasurer, Controller              2000       $    75,600     $    2,551            10,000            $     -
     & Assistant Secretary              1999       $    51,713     $      787            20,000            $     -
   Thomas Graham, Jr.                   2001       $    24,000     $     -               10,000            $     -
     Chairman                           2000       $     2,400     $     -               10,000            $     -
                                        1999       $       600     $     -               20,000            $    1,800
   Thomas R. Craddick                   2001       $     1,200     $     -                 -               $     -
     Director                           2000       $     1,200     $     -               10,000            $     -
                                        1999       $       300     $     -               10,000            $      900

o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Currently non-employee directors are paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

     The Compensation Committee of the Board of Directors is solely responsible for setting executive compensation including base pay and Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

Employee Incentive Stock Option Plan
------------------------------------

     The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares are available for distribution. Awards, granted at the discretion of the compensation committee of the Board, include stock options and restricted stock. Stock options may be incentive stock options or non-qualified stock options. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 2001, no restricted stock had been granted under the plan.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE
                                                                                     Potential Realizable
                                                                                     Value After 10 Years
                                      Individual                                       Based on Assumed
                       Number of        Grants                                         Compounded Annual
                      Securities    Percentage of                                          Rates of
                      Underlying    Total Options      Exercise                     Stock Price Appreciation
                       Options       Granted to         Price       Expiration    ---------------------------
     Name             Granted(1)      Employees      (per Share)       Date       5% per Year    10% per Year
------------------    ----------    -------------    -----------    ----------    -----------    ------------
Donna Gail Yanko        10,000            33.3%        $   6.75       01/23/11    $    42,450    $    107,578
Linda J. Crass          10,000            33.3%        $   6.75       01/23/11    $    42,450    $    107,578
Thomas Graham, Jr.      10,000            33.3%        $   6.75       01/23/11    $    42,450    $    107,578

(1) Options have a 10-year term and are vested 25% per year on the anniversary date of the grant. The exercise price is a fair market value on the date of grant.

                 AGGREGATE OPTIONS EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES TABLE

                                             Number of Securities       Value of Unexercised
                                            Underlying Unexercised          In-the-Money
                     Shares                       Options at                 Options at
                    Acquired                    March 31, 2001             March 31, 2001
                       On        Value    --------------------------  --------------------------
        Name        Exercise   Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
------------------  --------   --------   -----------  -------------  -----------  -------------

Donna Gail Yanko        0      $   0        12,500      27,500         $   0        $   0
Linda J. Crass          0      $   0        12,500      27,500         $   0        $   0
Thomas Graham, Jr.      0      $   0        12,500      27,500         $   0        $   0
Thomas R. Craddick      0      $   0         7,500      12,500         $   0        $   0

                             STOCK PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 1996 and ending March 31, 2001. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

                              [GRAPH APPEARS HERE]


   ================ ======== ======== ========= ========== ========= =========
                      1996     1997     1998      1999       2000      2001
   ---------------- -------- -------- --------- ---------- --------- ---------
    MEXCO             $100     $220     $305      $304       $213      $195
   ---------------- -------- -------- --------- ---------- --------- ---------
    S&P 500           $100     $117     $171      $199       $232      $180
   ---------------- -------- -------- --------- ---------- --------- ---------
    PEER GROUP        $100     $116     $124       $88       $125      $162
   ================ ======== ======== ========= ========== ========= =========

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton LLP as the accountants for the Company for the fiscal year beginning April 1, 2001. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions. The Company paid Grant Thornton LLP $13,625 for audit services during fiscal 2001. This firm provides no other services to the Company.

                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on September 27, 2002. Appropriate proposals of stockholders intended to be presented at the 2002 Annual Meeting must be received by Ms. Gail Yanko, Secretary, no later than June 28, 2002, in order to be included in the Company's Information Statement relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business that will be presented at the Annual Meeting other than as explained herein.

     A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.

     The cost of preparing and mailing this Information Statement will be borne by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.


















     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2001, BY WRITING THE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.